UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 5, 2014

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES

CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2014, Esterline Technologies Corporation (“Esterline”) entered into a Consent Agreement (CA) with the U.S. Department of State’s Directorate of Defense Trade Controls Office of Defense Trade Controls Compliance (DTCC) to resolve alleged International Traffic in Arms Regulations (ITAR) civil violations. The CA settles the pending ITAR compliance matter with DTCC previously reported by Esterline that resulted from voluntary reports Esterline filed with DTCC that disclosed possible technical and administrative violations of the ITAR. The CA has a three-year term and provides for: (i) a payment of $20 million, $10 million of which is suspended and eligible for offset credit based on verified expenditures for past and future remedial compliance measures; (ii) the appointment of an external Special Compliance Official to oversee compliance with the CA and the ITAR; (iii) two external audits of the company’s ITAR compliance program; and (iv) continued implementation of ongoing remedial compliance measures and additional remedial compliance measures related to automated systems and ITAR compliance policies, procedures, and training.

The settlement amount in the CA is consistent with the amount proposed by DTCC in August 2013, for which Esterline estimated and recorded a $10 million charge in the fiscal quarter ended July 26, 2013. The $10 million portion of the settlement that is not subject to suspension will be paid in installments, with $4 million paid in March 2014, and $2 million paid in each of March 2015, 2016 and 2017. We expect recent investments made in our ITAR compliance program will be eligible for credit against the suspended portion of the settlement amount, which include: additional staffing, ongoing implementation of a new software system, employee training, and establishment of a regular compliance audit program and corrective action process. Esterline expects these recent and future investments in remedial compliance measures will be sufficient to cover the $10 million suspended payment.

The foregoing description of the CA is qualified in its entirety by reference to the CA, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consent Agreement between Esterline Technologies Corporation and the U.S. Department of State Bureau of Political Military Affairs dated March 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 6, 2014	By:	/s/ MARCIA J. MASON
	Name:	Marcia J. Mason
	Title:	Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent Agreement between Esterline Technologies Corporation and the U.S. Department of State Bureau of Political Military Affairs dated March 5, 2014.